Exhibit 10.3
ADDENDUM TO AMENDED AND RESTATED PRODUCTS DEVELOPMENT AGREEMENT
     This Addendum to the Amended and Restated Products Development Agreement (this “Addendum”) is made and dated as of May 31, 2010 (the “Effective Date”), by and between Cornerstone Therapeutics Inc., a Delaware corporation (“Cornerstone”), and Neos Therapeutics, L.P., a Texas limited partnership (“Neos”) (Cornerstone and Neos are sometimes referred to herein individually as a “Party” and collectively as the “Parties”).
     Whereas, Cornerstone and Neos have entered into an Amended and Restated Products Development Agreement originally dated as of December 29, 2006, and amended and restated as of the 27th day of August, 2008 and further amended on June 16, 2009 (the “Four Product Agreement”); and
     Whereas, pursuant to the Four Product Agreement, Cornerstone engaged Neos to develop four products in the form of extended release liquids to be sold by doctor’s prescription only (each a “Product” and collectively, the “Products”) and itself undertook to prepare and prosecute with the United States Food and Drug Administration (“FDA”) a new drug application or other appropriate regulatory submission in connection with each such product successfully developed under the Four Product Agreement; and
     Whereas, Cornerstone and Neos have determined that it is timely to adjust the identities of the Products; and
     Whereas, Cornerstone and Neos agreed to enter into a separate manufacturing agreement related to the manufacture of each Product that is developed under the Four Product Agreement and is potentially the subject of an approved NDA or other appropriate regulatory submission, and to do so a reasonable time prior to the anticipated approval of any such submission; and
     Whereas, in furtherance of that agreement, with respect to each of those Products described, or, to be described, on Exhibits A, B, C and D to this Addendum, Cornerstone and Neos now believe that it is timely and appropriate to draw up this Addendum to define their respective obligations as respects such Products.
     Now, therefore, the Parties agree as follows:
     1. The Four Product Agreement
     1.1 General Intention. It is the intention of the Parties that this Addendum be read as an adjunct to, and to the extent possible be construed as consistent with, the Four Product Agreement, except as otherwise specified in this Addendum.

[***]	Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commission.

     1.2 Product Descriptions. The four Products (each a “Product”) shall be redefined as those products described, or to be described, in each of Exhibit A, B, C and D to this Addendum, which Exhibits may be added to this Addendum from time to time, subject to the following parameters: Two of the Products shall be as described in Exhibits A and B which are attached to this Addendum as of the Effective Date. The remaining two Products shall be described in Exhibits C and D as may be proposed by Cornerstone and reasonably agreed to by Neos. Each of the Exhibits A through D shall include initial designations of the strengths of the two active ingredients for each Product and target specifications, which shall include dosage regimen and other matters which could materially impact the development plan or budget. The final strengths of each active ingredient and specifications for each of the four Products must be agreed upon by the Parties within the applicable time period set out in Exhibit F. If at the end of the applicable time period with respect to any Product the Parties reasonably disagree as to either the optimal strengths for the active ingredients or final specifications for the Product or as to Neos’ ability to develop the Product to such strengths and specifications within an agreed upon budget, then Cornerstone may within ten days after the expiration of the applicable time period, withdraw its proposal for such Product and may replace it with a proposal for a product that meets all the requirements of paragraph 1.3 below and the other requirements of this Addendum, so long as the development of such newly proposed product would not result in Neos being in breach of any agreement that it may have with any third party at the time of receipt of such proposal from Cornerstone. Even though a Product is withdrawn in compliance with the procedure above, the Parties agree that Cornerstone shall remain liable for and shall pay Neos the portion of the applicable budget for work done pursuant to the budget and prior to Neos receiving notice of the withdrawal of the Product.
     1.3 Product Characteristics. Neos shall have no obligation even to reasonably consider a proposed product as a Product unless such Product
     (a) is prescribed for the treatment of [***],
     (b) is sold by doctor’s prescription only,
     (c) is an extended release liquid,
     (d) is proposed as a Product in writing to Neos by Cornerstone within [***] days of the Effective Date, and
     (e) contains [***] within defined ranges of [***] stated in Cornerstone’s written proposal of the product, and [***].
     1.4 Development Plans for Products. The First Product shall be the Product described in Exhibit A rather than that indicated in the Four Product Agreement. The Parties shall use their respective reasonable efforts to complete a First Product Development Plan and Second Product Development Plan for the new First Product and for the Second Product, respectively, within the applicable time period stated in Exhibit F, and when completed and agreed to each such

[***]	Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commission.

Development Plan will be attached to the Four Product Agreement as Appendix I, replacing any previous Appendix I with respect to such Product. A similar process for agreeing upon a Development Plan shall be followed with respect to the Third and Fourth Products as the same may be proposed as Products by Cornerstone and agreed to by Neos.
     1.5 Concurrent or Consecutive Development. The Product(s) may be developed and then manufactured consecutively or concurrently, as the Parties may agree, such agreement to be reflected in the Development Plan for any Product. Cornerstone acknowledges and agrees that the Four Product Agreement calls for consecutive development and that Neos had no obligation to agree to concurrent development of the Products. However, Cornerstone and Neos agree that the First and Second Products shall be [***] developed, commencing with the Effective Date.
     1.6 Development Expenses. Paragraph 6b of the Four Product Agreement is considered deleted.
     Cornerstone hereby agrees to reimburse Neos the sum of $[***] within [***] days of the Effective Date for development work previously done by Neos in anticipation of the execution of this Addendum, and Neos shall provide Cornerstone with a detailed summary of the work and resulting reports or data runs completed by it as of the Effective Date, for use solely with respect to the applicable Product and under this Addendum and the Four Product Agreement.
     The Development Plan for any Product shall provide for a development budget for that Product, including a mechanism to vary such budget, but only by mutual agreement of Cornerstone and Neos and only in the event that Cornerstone requests changes to the dosage, concentration, formulation or other specifications of the Product (but not the active ingredients) at any time during the course of development after the Parties have initially agreed upon the optimal strength and specifications for the active ingredients.
     If as a result of such a requested change to the dosage, concentration, formulation or other specifications of the Product, the Parties are unable to reach mutual agreement concerning a development budget variance or budget amendment resulting from such a change, the Parties shall first attempt to resolve such disagreement through negotiation. If the Parties are unable to resolve the disagreement within thirty (30) days of the date when the change in the Development Plan as described above is first discussed between the Parties, then either Party may by written notice to the other Party initiate Baseball Arbitration as described in Exhibit 1(f) attached and the disagreement shall be resolved as determined thereunder.
     Cornerstone shall reimburse Neos, within thirty (30) days after it receives each invoice from Neos, for the corresponding category of development activity as allocated within the development budget.
     The development budget for each Product shall include expenses reasonably required to determine the optimal strength of and the specifications for the active ingredients previously

[***]	Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commission.

identified in Cornerstone’s proposal of such Product or an Exhibit to this Addendum. Other than in connection with a Cornerstone requested change as provided above, the Parties agree that Cornerstone shall have no obligation to pay Neos for development activities included in the agreed upon budget beyond the applicable budget category amount.
     1.7 Subsequent Products. As soon as Neos has agreed that a proposed Product be treated as a Product, the exclusivity provisions of paragraph 2e of the Four Product Agreement shall apply to such Product (and for the avoidance of doubt, such exclusivity applies to the formulation, development, manufacturing, marketing and sale of such Product), and such obligation of exclusivity shall apply to any product sold by doctor’s prescription only and having the same active ingredients as the Product and manufactured in any extended release liquid form. In addition, the Parties have agreed that for a one hundred and eighty day period commencing with the Effective Date, the Parties shall only work with each other with respect to the formulation, development, manufacturing, marketing or sale of any products sold by doctor’s prescription only in extended release liquid form in the [***] therapeutic category. For the avoidance of doubt, the Parties’ activities pursuant to their existing agreements with Coating Place, Inc. with respect to the Product as defined in the Development and Manufacturing Agreement dated February 27, 2008 between the three parties shall be deemed to be an exception to this exclusivity requirement.
     2. Manufacturing Process Development.
     2.1 Neos’s Site. Neos shall, at its expense, secure that the Manufacturing Site passes a pre-approval inspection by the FDA for compliance with GMPs by the date specified in the applicable Product(s) Development Plan and promptly shall provide Company with a copy of the written GMP facility approval it receives from the FDA. For the avoidance of doubt, the Parties agree that they do not contemplate that the manufacture of any or all the Products will require the expansion of or significant alteration of the Manufacturing Site, and that Neos’ obligations and the Purchase Price for Products has been determined accordingly. If any such expansion or alteration is required based on the Products designated by Cornerstone, the Parties shall negotiate in good faith acceptable arrangements for Cornerstone to bear the costs of such expansion or alteration prior to the product becoming a Product hereunder.
     2.2 Product Specifications. The Parties’ mutually agreed specifications for each Product (the “Specifications”) will be attached to the Exhibit referencing such Product following completion of the initial clinical trial with respect to such Product.
     2.3 CMC. Neos shall, in consultation with Cornerstone’s development staff, prepare and provide regulatory data and documentation and draft CMC respecting the manufacture of

[***]	Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commission.

each Product, all in compliance with applicable Regulations. Cornerstone shall critically review and provide corrections to the CMC section in a timely fashion. Neos shall use commercially reasonable efforts to be prepared for any FDA pre-approval inspection of the Manufacturing Site. Neos shall cooperate with Cornerstone to respond to any FDA information requests relating to the CMC section that may arise during Federal or State Authorities Regulatory review and approval processes and, upon Cornerstone’s reasonable request, will provide other assistance related to obtaining marketing authorization for any Product. Cornerstone shall promptly ( but in no event later than ten (10) days following receipt or mailing or the discussion, as applicable) provide Neos with copies of all correspondence and summaries of all material conversations between Cornerstone and the FDA regarding each of the Products.
     2.4 Coordination. At least one representative of each Party will participate in once weekly telephone conferences and once quarterly face-to-face conferences at a mutually agreeable location to review, coordinate, and discuss issues and progress regarding Product development, manufacture and commercialization. For the avoidance of doubt, such representatives shall have no authority to amend or waive compliance with the terms and conditions of this Addendum or the Four Product Agreement, to resolve differences of opinion between the Parties regarding the interpretation of this Addendum or the Four Product Agreement or to approve actions of the Parties that are inconsistent with this Addendum or the Four Product Agreement.
     3. Manufacture of the Product(s).
     3.1 General. During the Term of this Addendum, but subject to its terms and conditions and those of the Four Product Agreement, Neos agrees to manufacture and supply the Product(s) for development (including clinical studies, stability and process validation) or commercial use in the United States, and Cornerstone agrees to pay for such Product(s) pursuant to this Addendum. Neos shall notify Cornerstone if there is any issue with time lines and delivery of Product under this Addendum.
     3.2 Designation as Manufacturer. Neos shall be responsible for providing all documentation reasonably necessary for Cornerstone to designate Neos as the manufacturer and supplier of any Product. Neos shall be reasonably available for any required FDA inspections of its facility or its documentation. Neos shall have no obligation to manufacture the Product(s) unless and until Neos has successfully been designated by Cornerstone and approved as a manufacturer by FDA. Notwithstanding any prior amendment to the Four Product Agreement, the Parties agree that Cornerstone may only utilize a third party manufacturer with respect to any of the Products under the conditions set out in paragraph 4 of the Four Product Agreement.
     3.3 Testing and Documentation. Promptly following each manufacturing run, Neos shall (a) test each lot of finished Product in accordance with the Specifications; and (b) certify within a commercially reasonable period of lot release that in all material respects each lot of finished Product: (i) shall conform with all applicable Regulations, (ii) was produced and tested in accordance with the Specifications, (iii) is in compliance with cGMP requirements, and (iv) complies with any other regulatory documents that contain manufacturing procedures agreed upon in writing between the Parties. Neos shall retain all relevant records pertaining thereto as may be required by GMP and other applicable laws.
     3.4 Acceptance of Lots. Cornerstone shall have a period of thirty (30) days following receipt of samples and a certificate of analysis for a Product lot from Neos to notify Neos that the Product(s) lot is rejected. Rejection of the Product(s) shall be based on: (a) non-conformance to Specifications; (b) adulteration or misbranding within the meaning of the FDCA, or (c) Product not having been prepared under compliance with cGMP or other applicable Laws. Along with rejection, Cornerstone shall provide an accompanying report of analysis (including the Product(s) sample and lot number from the lot analyzed) conducted in accordance with the testing protocols in the Product(s) Specifications. If no such notice of rejection of non-conforming Product is received by Neos in accordance with the procedure and time frame described herein, Cornerstone shall conclusively be deemed to have accepted such Product.
     3.5 Remedies for Rejection of a Lot. The Parties shall cooperate in good faith to resolve the rejection of a lot. Within thirty (30) days from Neos’s receipt of notice of rejection, Neos shall notify Cornerstone whether or not it accepts the basis for Cornerstone’s rejection. If Neos’s and Cornerstone’s testing data disagrees, each of Neos and Cornerstone hereby agree to submit a sample of the rejected Product to a mutually agreed upon third-party laboratory (which shall execute a binding confidentiality agreement in favor of Neos prior to receipt of any sample) for testing in accordance with the Product(s) Specifications. The fees and expenses for such laboratory testing shall be borne equally by the Parties if the Product(s) is found to be non-conforming and otherwise by Cornerstone. Upon rejection of Product, Neos shall use commercially reasonable efforts to replace such rejected Products.
     3.6 Quality Agreement. Neos and Cornerstone shall enter into a Quality Agreement for each Product, which following agreement shall be attached to this Addendum as Exhibit E.
     4. Forecasting and Ordering
     4.1 Production Forecasts. Cornerstone shall provide Neos with a non-binding rolling [***] ([***]) month forecast of anticipated orders updated on a quarterly basis, of which the first [***] ([***]) months shall constitute a noncancellable, firm [***] ([***]) month purchase order.
     4.2 Order fulfillment. Subject to the terms and conditions of this Addendum and the Four Party Agreement, Neos shall use commercially reasonable efforts to manufacture and supply sufficient quantities of the Product(s) to fulfill Cornerstone’s purchase orders submitted from time to time; provided that, (i) delivery of Product shall not be required in less than [***] ([***]) days from the receipt of the applicable purchase order, and (ii) purchase orders shall not be less than [***] per cent ([***]%) of the applicable forecast quantities nor more than [***] per cent ([***]%) of the applicable forecast quantities. Any term or condition of any purchase order or sales acknowledgement which is different from or inconsistent with the terms and conditions of the Four Product Agreement, as amended by this Addendum, shall be void and of no force and effect.

[***]	Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commission.

     4.3 Failure to Forecast. In the event that Cornerstone at any time fails to provide Neos with such purchase order and/or forecast or updated forecasts, Neos shall have no obligation to produce any quantities of Products for the applicable period.
     5. Purchase Price
     5.1 Purchase Price and Title Passage. The purchase price for each Product shall be the cost of goods sold for such Product plus [***]. The terms of delivery for all Product purchased hereunder shall be Ex Works, Neos Dallas, Texas manufacturing plant (Incoterms 2000) and title and risk of loss to such Product shall pass to Cornerstone when such Product is made available to Cornerstone’s designated common carrier at such plant.
     5.2 Cost of Goods Sold. COGs for any Product shall be calculated in accordance with GAAP (as defined below).
     5.3 Invoicing. Neos will render invoices in connection with shipments of Product, which invoices shall be due and payable by Cornerstone within thirty (30) days after receipt. In addition, Neos shall be entitled to invoice Cornerstone for all materials and components for launch quantities of any Product at the time of purchase of such materials and components and such invoices shall be due within thirty (30) days of receipt, with the purchase price for the affected Products being adjusted accordingly, when the invoice for such Products is issued by Neos.
     6. Royalty and Milestones.
     6.1 Royalty Rate. Cornerstone shall pay Neos during the License Term (as defined in the Four Product Agreement), a [***] of Net Sales (as defined below) at the rate of [***], subject to adjustment in the event that Competitive Product(s) (as defined below) become generally commercially available for the applicable Product. A “Competitive Product” shall mean a finished pharmaceutical product sold by doctor’s prescription only and in extended release liquid form containing the same active ingredients, dosage and dosage regimen as the affected Product which is sold legally in the United States for the first time following the date the Specifications for such Product have been agreed to and attached to this Addendum . A Competitive Product shall be considered “generally commercially available” as soon as it is listed in the First Data Bank and/or Medispan data base and is generally available for sale by any of McKesson Corporation, Cardinal Health, Inc., or AmerisourceBergen Drug Corporation. After the first such Competitive Product becomes generally commercially available, the applicable [***] for the affected Product shall be reduced to [***], and a second or succeeding Competitive Product becomes generally commercially available, the applicable [***] for the affected Product shall be reduced to [***].

[***]	Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commission.

     6.2 Milestones With respect to milestone payments from Cornerstone to Neos, notwithstanding the provisions of the Four Product Agreement as initially stated, the milestones for each individual Product, up to four such Products, shall be as set out below:
     (a) [***]- $[***]
     (b) [***]- $[***]
     (c) [***]- $[***]
In addition, (i) following the calendar year in which aggregate sales of the four Products $[***] for the [***], Cornerstone shall pay Neos a [***] $[***] milestone payment within [***]= days of the end of such year; and (ii) following the calendar year in which aggregate sales of the four Products exceeds=$[***], for the first time, Cornerstone shall pay Neos a [***] $[***] milestone payment within [***]=days of the end of such year.
Each individual Product milestone shall be payable by Cornerstone to Neos within [***] days of the applicable event, except that the sub-paragraph (c) milestone shall be payable within [***] days of such event.
     6.3 Net Sales. As used in this Addendum, the term “Net Sales” shall mean the gross amount invoiced for any sale of any Product by Cornerstone in a bona fide arm’s length transaction, less the following allowable deductions to the extent specifically related to the Product and actually taken or paid in the ordinary course of business and in customary amounts: (i) cash discounts and/or quantity discounts allowed; credits and allowances for returns, rejections and recalls; (ii) quantity and other trade discounts, credits or allowances; (iii) government mandated rebates; and (iv) reasonable accruals for estimated contract rebates and bid rebates, all of which shall be determined in accordance with United States generally accepted accounting practices (“GAAP”).
     6.4 Selling Price Determination. Selling price, changes in selling price, or pricing strategy related to selling price shall be determined by Cornerstone in its reasonable discretion following a consultation with Neos and using a commercially reasonable methodology.
     7. Audit.
In the event of a dispute regarding the Purchase Price or the royalty, the Parties shall attempt to resolve the discrepancy in good faith by providing such financial information as may be required, which information shall be Confidential Information. If the Parties are unable to resolve the dispute informally, each of the Parties shall have the right, at its own expense and at any reasonable time or times, to cause a third party independent auditor not engaged on a contingency basis and approved by the audited Party (not to be unreasonably withheld) to inspect and audit the books and records of the other Party solely to verify the Purchase Price or Royalty calculation for a period of two (2) years from and after the period in which such calculations were originally made. Any such audit (i) shall be conducted after reasonable prior notice, during

[***]	Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commission.

normal business hours and at the location(s) where such books and records are normally kept and (ii) may not be conducted more than once in any given twelve (12) month period. The auditor shall only report to the Parties the amount, if any, of any correction (each a “Correction Amount”) and shall not disclose to the Parties either the detailed or underlying information supporting such conclusion or any of such auditor’s work papers. If the correction in either the Purchase Price or Royalty exceeds three per cent (3%) of the payment previously made for the audited period, then in addition to paying the correction amount, the Party owing shall pay the other Party for the full costs of the audit and interest on the correction amount at the rate of three per cent (3%) above The Wall Street Journal United States Prime Rate (“Rate”) as published in the Eastern edition for the date on which the audit result is sent to the Parties, or if not a business day, then the next succeeding business day to such date. For example, if the Rate is 4% then the interest rate applicable hereunder would be 7%. Interest shall be due for the period from the date of the incorrect payment and until paid by the applicable Party. The results of the Audit shall be Confidential Information, shall be shared concurrently with the Parties, and shall be binding on the Parties. Any payment required pursuant to any such Audit or the operation of this Article 7 by one Party to the other Party, shall be made within thirty (30) days of the Parties’ receipt of the auditor’s report.
     8. Covenants, Representations and Warranties.
     8.1 Mutual Representations and Warranties. Each Party hereby represents and warrants to the other Party as follows:
          (a) This Addendum has been duly authorized by all necessary corporate action, has been duly executed and delivered, and is a legal and valid obligation binding upon such Party and enforceable in accordance with its terms. Such Party has the full power and authority to enter into this Addendum and to carry out the obligations contemplated hereby.
          (b) Delivery and performance of the terms of this Addendum by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it is bound, nor violate any Regulations or laws or the orders of any court having jurisdiction over it.
     8.2 Neos’s Covenants, Representations and Warranties. To its knowledge, Neos hereby represents and warrants, or covenants as applicable, to Cornerstone as follows:
          (a) As of the date hereof, Neos has the right to license the Neos Intellectual Property to Cornerstone for purposes of carrying out the activities contemplated by this Addendum. Neos owns all right, title and interest in and to, or otherwise controls, the Neos Intellectual Property. Neos has diligently prosecuted the Neos Intellectual Property. Neos will continue to prosecute diligently any pending patent forming part of the Neos Intellectual Property, and will maintain in good standing any issued patent forming a material part of the Neos Intellectual Property; provided that, both Parties agree that decisions on the maintenance and prosecution of the Neos Intellectual Property shall be solely within the discretion of Neos.
          (b) As of the date hereof, Neos has no actual knowledge that (i) any third party is infringing any of Neos Intellectual Property or misappropriating or using Neos

Intellectual Property, and (ii) the Neos Intellectual Property, as applied to the Product(s), infringes any third party intellectual property rights. Neos has not received any written communication from a third party claiming that intellectual property rights owned or controlled by such third party would be misappropriated or infringed by the use of the Neos Intellectual Property.
          (c) As of the date hereof, Neos has not been served with any interference action or litigation with respect to the Neos Intellectual Property and Neos has not received any written communication that expressly threatens interference actions or other litigation before any patent office, court, or any other governmental entity in any jurisdiction in regard to any of the Neos Intellectual Property.
          (d) Neos will not use, in any capacity associated with or related to the manufacture of the Product(s), the services of any persons who have been debarred under 21 U.S.C. § 335a(a) (or who become the subject of new debarment proceedings commenced after the Effective Date) or any comparable Law. Furthermore, neither Neos nor, to the knowledge of Neos, any of its officers, employees, or consultants has been convicted of an offense under (i) either a federal or state law that is cited in 21 U.S.C. § 335a as a ground for debarment, denial of approval, or suspension, or (ii) any other Law cited in any comparable regulatory act as a ground for debarment, denial of approval or suspension.
          (e) Following Neos’ receipt of the FDA’s approval of the Manufacturing Site as a GMP manufacturing facility, Neos will use its commercially reasonable efforts to thereafter maintain throughout the remainder of the Term all manufacturing consents necessary for the performance of its obligations hereunder, including to comply with the terms of and diligently pursue the lifting of the Consent Decree number 4-07CV-238-A, dated April 24, 2007.
          For the avoidance of doubt, the Parties understand that Neos’ foregoing representations and warranties of necessity only relate to the Products identified on Exhibits attached to this Addendum as of the date of its execution by the Parties.
     8.3 Cornerstone’s Covenants, Representations and Warranties. Cornerstone hereby represents and warrants to Neos as follows:
          (a) Cornerstone is the owner or has the lawful right to use or grant the right to use any and all trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, copyrights and copyright rights, trade dress, business and Product names, logos, slogans, other proprietary information and related documentation, and all pending applications for and registrations of trademarks, service marks and copyrights that (i) it provides to Neos in connection with the manufacture of the Product(s), or (ii) it uses in connection with the marketing, sale or distribution of Product(s).
          (b) Cornerstone will not make any claims in any packaging, labeling, advertising or promotional material regarding the Product(s) that it knows to be false and in the distribution, promotion and sale (collectively, the “commercialization”) of the Products will comply with all applicable laws and regulations of any federal, state or local governmental authority, including those related to the development, FDA approval and commercialization of the Products.
          (c) As of the date hereof, Cornerstone has not been served with any interference action or litigation with respect to the Product(s) and Cornerstone has not received any written communication that expressly threatens interference actions or other litigation before any patent office, court, or any other governmental entity in any jurisdiction in regard to the Product(s). Cornerstone represents and warrants that as of the date of this Agreement it is not aware of any prior art or other information that would render any patent under the Neos Intellectual Property invalid. Cornerstone represents and warrants that as of the date of this Agreement it is not aware of any patent or any other third party intellectual property right that would be infringed by Cornerstone in fulfilling its obligations under this Agreement.
          (d) Cornerstone will not use, in any capacity associated with or related to the clinical development and FDA submission of the Product(s), the services of any persons who have been debarred or who are currently under investigation for possible debarment under 21 U.S.C. § 335a(a) or any comparable Regulations. Furthermore, neither Company nor, to the knowledge of Cornerstone, any of its officers, employees, or consultants has been convicted of an offense under (i) either a federal or state law that is cited in 21 U.S.C. § 335a as a ground for debarment, denial of approval, or suspension, or (ii) any other Regulations cited in any comparable regulatory act as a ground for debarment, denial of approval or suspension.
          (e) Cornerstone will use commercially reasonable efforts to secure Regulatory Approval for each of the Products and thereafter maximize the sales of any Product, including, in the case of branded Products, diligently marketing and promoting the Products. Where it is commercially reasonable to do so, Cornerstone may, with the approval of Neos (which shall not be unreasonably withheld) appoint third parties as agents, distributors or co-promoters of any of the Products.
     9. Term/Termination.
Subject to the next succeeding sentence, a material breach by either party of the terms of this Addendum with respect to any product shall constitute a material breach for purposes of the termination provisions of the Four Product Agreement, provided, however, that if either party terminates its rights and obligations under the Four Product Agreement on the basis of a breach of this Addendum with respect to one Product, such termination does not affect the Parties agreements with respect to any other Product referenced in this Addendum. In the event of a material breach by a Party, the Party seeking to terminate must give the breaching Party sixty (60) days prior written notice (30 days in the case of a breach of an obligation to pay money) specifying the breach and the notifying Party’s intention to terminate; provided that, no termination will become effective if the breaching Party cures such breach during the applicable notice period (or if such breach cannot be cured during the applicable notice period, the breaching Party commences actions to cure within the notice period and thereafter diligently continues such actions, provided that such breach is cured within ninety (90) days of the notice).

     10. Entire Agreement; Recitals.
This Addendum forms part of the Four Product Agreement and together with it embodies the entire agreement of the Parties concerning the subject matter hereof. No amendment or modification of this Addendum shall be valid or binding unless made in writing and signed by the Parties. Except for the CA, all prior understandings and agreements relating to the subject matter of this Addendum are hereby expressly terminated. The Parties agree that the recitals to this Addendum and the Four Product Agreement are an integral part hereof.
Cornerstone and Neos have each caused this Addendum to be executed by its duly authorized officer as of the date first shown above.

Neos:		Cornerstone:

NEOS THERAPEUTICS, L.P.		CORNERSTONE THERAPEUTICS INC.

By:	/s/ Mark Tengler	By:	/s/ Craig Collard

	Mark Tengler		Craig Collard
	Co President		President and CEO

EXHIBIT A
First Product

Defined	[***] (equivalent to [***] mg [***]and [***] mg [***] base
[***] Extended Release Oral Suspension

Target Specification	Color:	[***]
	Flavor:	[***]
	Dosing Regimen:	[***]
	Reference Listed Drug:	[***]
	Container/Closure:	[***] oz. and [***] oz. [***]
	Label Format:	Pull-out label (Labelsert)
EXHIBIT B
Second Product

Defined	[***] (equivalent to [***] mg [***] and [***] mg [***] base [***]
Extended Release Oral Suspension

Target Specification
EXHIBIT C
Third Product
Defined
Target Specification

[***]	Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT D
Fourth Product
Defined
Target Specification

EXHIBIT E
Reserved for Quality Agreement

          EXHIBIT F
     Four Product Development Initiation Timing
4 Product Development Initiation Timing

	Products 1&2				Product 3&4

	[***]	[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]		[***]	[***]	[***]		[***]

[***]	[***]	[***]		[***]	[***]	[***]

[***]	Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commission.

          Exhibit 1(f)
          Baseball Arbitration of Development Plan Budget Changes
          A baseball style arbitration (“Baseball Arbitration”) may only be initiated with respect to a dispute between the Parties with respect to a change in the development budget as described in paragraph 1(f).
          (a) The Baseball Arbitration shall be held in a location mutually agreeable to the Parties, or if no such location can be agreed, in Chicago, Illinois, according to the then-current commercial arbitration rules of the American Arbitration Association (“AAA”), except to the extent such rules are inconsistent with these Baseball Arbitration provisions;
          (b) The Baseball Arbitration will be conducted by one (1) arbitrator who shall be reasonably acceptable to and jointly appointed by the Parties. If the Parties are unable to select an arbitrator, then the arbitrator shall be appointed in accordance with AAA rules. Any arbitrator chosen hereunder shall have educational training and industry experience sufficient to demonstrate a reasonable level of scientific, financial, medical and industry knowledge relevant to the particular dispute;
          (c) Within ten (10) days after the selection of the arbitrator, each Party shall submit to the arbitrator and the other Party a proposed resolution of the dispute that is the subject of the arbitration, together with any relevant evidence in support thereof (the “Proposals”). Within ten (10) days after the delivery of the last Proposal to the arbitrator, each Party may submit a written rebuttal of the other Party’s Proposal and may also amend and re-submit its original Proposal. The Parties and the arbitrator shall meet within ten (10) days after the Parties have submitted their Proposals, at which time each Party shall have one (1) hour to argue in support of its Proposal. The Parties shall not have the right to call any witnesses in support of their arguments, nor compel any production of documents or take any discovery from the other Party in preparation for the meeting. For the avoidance of doubt, in no event shall confidential information concerning the manufacture of any Product be required to be shared with the arbitrator. Within twenty (20) days after such meeting, the arbitrator shall select one of the Proposals so submitted by one of the Parties as the resolution of the dispute, but may not alter the terms of either Proposal and may not resolve the dispute in a manner other than by selection of one of the submitted Proposals. If a Party fails to submit a Proposal within the initial ten (10) day time frame set forth in the first sentence of this paragraph (c), the arbitrator shall select the Proposal of the other Party as the resolution;
          (d) The proceedings and decision of the arbitrator shall be confidential, final and binding on the Parties. Judgment on the award so rendered may be entered in any court having jurisdiction thereof. The Party whose Proposal is not selected by the arbitrator shall bear all of the costs and expenses of the arbitration proceeding.